Exhibit 10.3

AMENDMENT NO. 1 TO AGREEMENT FOR PURCHASE AND SALE

FOR THE HOTEL VENTURE PORTFOLIO

AND JOINT ESCROW INSTRUCTIONS

This Amendment No. 1 to Agreement for Purchase and Sale for the Hotel Venture Portfolio and Joint Escrow Instructions is dated as of July 9, 2004 (the “Amendment”) by and among Hotel Venture East, LP, a Texas limited partnership (“HVE”), Circa GP East, Inc., a Texas corporation (“GP East”), Hotel Venture West, LP, a Texas limited partnership (“HVW”), and Circa GP West, Inc., a Texas corporation (“GP West,” and, together with HVE, GP East and HVW, the “Sellers”), and AP/APMC Partners, LLC, a Delaware limited liability company (“Buyer”). All capitalized terms used herein and not otherwise defined shall have the respective meaning assigned thereto in the Purchase Agreement (as defined below).

WHEREAS, Buyer and Sellers are parties to that certain Agreement for Purchase and Sale for the Hotel Venture Portfolio and Joint Escrow Instructions, dated as of April 16, 2004 (the “Purchase Agreement”).

WHEREAS, the parties to the Purchase Agreement desire to amend the Purchase Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises, and for good and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 3.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows: “The Purchase Price shall be equal to Sixty-Four Million Nine Hundred Ninety Thousand Dollars ($64,990,000). Such Purchase Price will be (A) reduced by the aggregate amount of indebtedness assumed by Buyer pursuant to the Assumed Loan Agreements, and (B) increased by the total amount of Assumption Fees, and (C) and further increased by an amount equal to Twenty-Five Thousand Dollars ($25,000) in respect of Sellers’ Extraordinary S-11 Costs, and (D) subject to credits, prorations and other adjustments as provided in Sections 8 and 11.”

2. Section 3.2 of the Purchase Agreement is hereby deleted in its entirety.

3. Section 11 of the Purchase Agreement is hereby amended by inserting a new Section 11.5 as follows:

“11.5 IHG Post Closing Adjustments.

(a) All property level management and sales bonuses and all incentive management fees (collectively, the “IHG Liabilities”) reflected in the IHG Operating Statements (as defined below) shall be allocated between Buyer and Sellers as of the Closing Date based upon the gross operating profits of the Hotels (as set forth in the Operating Statements) during the period from January 1, 2004 through the day prior to the Closing Date (the “Circa GOP”) and during the period from the Closing

Date through December 31, 2004 (the “CL GOP”). To the extent (x) the IHG Liabilities multiplied by the fraction, the numerator of which is the Circa GOP and the denominator of which is the sum of the Circa GOP plus the CL GOP (such fraction, the “Circa GOP Percentage”), exceeds (y) the amount accrued by Sellers as of the Closing in respect of the IHG Liabilities (the “IHG Liability Accrual”), Sellers shall pay to Buyer the amount of such excess as set forth below. To the extent the IHG Liability Accrual exceeds the product of the IHG Liabilities multiplied by the Circa GOP percentage, Buyer shall pay to Sellers the amount of such excess as set forth below.

To the extent any cure payment(s) (the “Cure Payments”) pursuant to Section 2.04(b) of the IHG Management Agreements (as defined below) is paid by Manager to Buyer in respect of fiscal year 2004, Buyer shall pay to Sellers in accordance with the provisions set forth below, an amount equal to the product of the Circa GOP Percentage multiplied by the Cure Payments.

(b) IHG Closing Statement. No later than 15 Business Days after Buyer’s receipt from Manager of all of the operating statements for fiscal year 2004 (the “IHG Operating Statements”), to be delivered by Manager pursuant to Section 7.01(c) of the Management Agreements identified on Schedule 5.1(n) hereto as may be amended or modified and/or assigned to Buyer hereafter (the “IHG Management Agreements”), Buyer shall prepare and deliver to Sellers a statement (the “IHG Statement”), which shall set forth the calculation of the adjustments set forth in Section 11.5(a). Sellers shall be deemed to have accepted the IHG Statement as prepared by Buyer, except for such items as to which Sellers specifically object (including the basis for such objection) in a written notice given to Buyer within 10 Days after Buyer delivers the IHG Statement to Sellers.

(c) Disputes. If Sellers give timely and proper notice of objection to any item(s) on the IHG Statement, and Sellers and Buyer are unable between themselves to resolve each such item and agree upon the IHG Statement within 45 Days after Buyer delivers the IHG Statement to Sellers, then the Parties shall agree upon a national accounting firm to determine the appropriate treatment and amount of the remaining disputed items. If the Parties are unable to agree upon and engage such a firm within 60 Days after Buyer delivers the IHG Statement to Sellers, then either Party shall have the right to apply to the American Arbitration Association, through its office in New York, New York, for the selection of a qualified independent arbitrator in accordance with the applicable rules and procedures of such association. The written determination of such accounting firm or arbitrator with respect to each such disputed item shall be binding and conclusive upon all Parties and shall become part of the agreed IHG Statement. Sellers and Buyer shall pay in equal shares the fees and other expenses of such firm or arbitrator (as well as any fees of the American Arbitration Association, if requested to select the arbitrator).

(d) Settlement. Within 10 Days after Sellers and Buyer agree on (or Sellers have been deemed to have accepted) the IHG Statement or after the last timely objection by Sellers have been resolved under Section 11.5(c), Buyer or Sellers (as the case may be) shall pay to the other the net amount owing on the IHG Statement. Except for plain mathematical error, no further adjustments or payments shall be required with respect to such prorations, credits and other adjustments.”

4. Except as amended hereby, the Purchase Agreement shall remain unchanged and in full force and effect.

5. This Amendment may be executed in multiple counterparts and by facsimile, each of which, when executed and delivered to the other party, shall be deemed an original and all of which together shall be deemed one and the same instrument.

* * *

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered, each by its own representative thereunto duly authorized, as of the date first above written.

SELLERS:	HOTEL VENTURE EAST, L.P., a Texas limited partnership By: Circa GP East, Inc., a Texas corporation, its General Partner

By:
Name:
Title:

CIRCA GP EAST, INC., a Texas corporation

By:
Name:
Title:

HOTEL VENTURE WEST, L.P., a Texas limited partnership By: Circa GP West, Inc., a Texas corporation, its General Partner

By:
Name:
Title:

CIRCA GP WEST, INC., a Texas corporation

By:
Name:
Title:

BUYER:	AP/APMC PARTNERS, LLC, a Delaware limited liability company By: AP/APMC-MM, LLC, its Manager By: Kronus Property III, Inc., its Manager

By:
Name: Rick Koenigsberger
Title: Vice President

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